EXHIBIT 99.1

Appendix 4C

Quarter Ended 31 March 2016

San Diego, California and Sydney, Australia (Friday, 29 April 2016, AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 31 March 2016. The Appendix 4C is unaudited.

First Quarter Highlights

During the first quarter of 2016, the Company’s operating activities continued to focus on the clinical study of its Fantom scaffold. In February 2016, the Company announced it had reached targeted enrollment of 110 patients in Cohort B of the FANTOM II clinical trial. Combined with the patients enrolled in Cohort A, which completed enrollment in October 2015 with 117 patients, a total of 240 patients are enrolled in the trial. Fantom is a bioresorbable drug-eluting scaffold that utilizes REVA’s advanced proprietary polymer to allow thinner strut thickness and enhanced deliverability, while offering its unique property of being visible under x-ray.

Patients in Cohort A are undergoing imaging assessments at six months with all patients anticipated to be assessed by early May. Data from the Cohort A patients are planned to be used in a CE Mark application during the third quarter of this year. If approved, the CE Mark would allow REVA to sell in Europe and other countries that recognize the CE Mark. Patients in Cohort B are undergoing imaging assessments at nine months and data from this second set of patients will be used for market support and other commercial purposes.

The Company is preparing to release the six-month imaging results on a majority of the patients in Cohort A at the Paris Course on Revascularization (“EuroPCR”), which is being held May 16th through May 20th in Paris, France. This will be the first public release of the six-month data; previous early data presented on the FANTOM II patients showed very good procedural success and low MACE rates through three months and those interim results confirmed sustained restoration of blood flow.

In addition to the clinical progress during the first quarter, the Company continued its technical progress related to processes and refinement of Fantom to support the scale-up of manufacturing and, in support of preparing for commercialization, announced the hiring of Mr. Richard Kimes as Sr. Vice President of Operations in January 2016. Also, in March 2016, the Board appointed long-term director Brian Dovey to be Chairman, replacing Robert B. Stockman, who remains on the Board.

On 12 February 2016, the Company announced receipt of US$11,407,000 cash proceeds from the issuance of 4,375,000 shares of common stock upon the exercise of warrants. The warrants had been issued under the convertible note financing on 14 November 2014 and, following this exercise, no other warrants remain outstanding. In connection with the exercise, the Company entered into an amendment of the Note Deed governing the convertible notes. The amendment, which was approved by stockholders at a Special Meeting on March 22, 2016, provided two modifications. The first modification extended the date of an optional redemption right of the noteholders to 30 June 2017; the prior optional redemption date had been 14 January 2017. The second modification added a third

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HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

condition, being that the Company list its common stock on the NASDAQ stock exchange (or another exchange approved by the noteholders), before the Notes will automatically convert into common stock. The prior conditions to an automatic conversion of the Notes were the receipt of a CE Mark on Fantom combined with a market trading price of the Company’s securities of at least A$0.60 per CDI for 20 or more consecutive trading days.

Appendix 4C

As of 31 March 2016, the Company’s cash balance was US$22,073,000. The current quarter end cash balance reflects an increase of US$5,178,000 from the 31 December 2015 balance of US$16,895,000. This increase reflects the receipt of the US$11,407,000 warrant exercise proceeds and US$8,000 in employee plan option exercise proceeds. These receipts were offset by US$6,038,000 in disbursements related to normal operating activities and capital equipment purchases of US$199,000.

The Company currently plans to file its Form 10-Q Quarterly Report with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before the due date of 10 May 2016. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended 31 March 2016.

About REVA

REVA is a clinical stage medical device company located in San Diego, California, USA, that is working to commercialize its proprietary bioresorbable stents, which are called “scaffolds”. The Company’s scaffolds have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s initial product, the Fantom® scaffold, has been designed to offer an ideal balance of thinness and strength and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other product.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, recruit and retain our key personnel, and estimates regarding our capital requirements and financial performance. You should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 10, 2016, and as may be updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 438 217 279	+61 3 9866 4722
+1 858-966-3045	Andrew Cohen
+ 61 408 333 452

__________________________________________________________________________________________

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	31 March 2016

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for(a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(2,745) 0 (2,700) 0 (594)	(2,745) 0 (2,700) 0 (594)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	1	1
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(6,038)	(6,038)

+ See chapter 19 for defined terms.

17/12/2010Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current Quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(6,038)	(6,038)
	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 (199) 0	0 0 0 (199) 0
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 0 0	0 0 0 0 0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other: Maturities of Certificates of Deposit	0	0
	Net investing cash flows	(199)	(199)
1.14	Total operating and investing cash flows	(6,237)	(6,237)
	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	11,415	11,415
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (costs of financing transaction)	0	0
	Net financing cash flows	11,415	11,415
	Net increase (decrease) in cash held	5,178	5,178
1.21	Cash at beginning of quarter/year to date	16,895	16,895
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	22,073	22,073

+ See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current Quarter (Q1) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2	157
1.25	Aggregate amount of loans to the parties included in item 1.11	0
1.26	Explanation necessary for an understanding of the transactions
	Australian Director fees (2 non-executive directors) 19 U.S/British Director fees (4 non-executive directors) 50 U.S. Director severance (following termination as CEO) 88

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows
N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest
N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q1) $’000 USD	Previous Quarter (Q4) $’000 USD
4.1	Cash on hand and at bank	355	30
4.2	Deposits at call (including time deposits)	21,718	16,865
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	22,073	16,895

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1

This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here: ..../s/ Katrina L. Thompson..........................	Date: 29 April 2016

(Chief Financial Officer/Company Secretary)

Print name:  Katrina L. Thompson

+ See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.

The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.

Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 5